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                                                                   EXHIBIT 10.27

                    SEPARATION AGREEMENT AND GENERAL RELEASE

            THIS SEPARATION AGREEMENT AND GENERAL RELEASE is made and entered into by and between PhyCor, Inc., (hereinafter the "Company") and Thompson S. Dent, (hereinafter "Employee") with respect to the end of Employee's employment with the Company.

                              W I T N E S S E T H :

            WHEREAS, Employee has been employed by the Company since its inception, and Employee and Company are parties to a written Employment Agreement dated June 8, 2000 (the "Agreement");

            WHEREAS, the parties desire to embody in this Separation Agreement and General Release the settlement of all obligations applicable to Employee's termination of employment, and, except with respect to the Agreement and as provided herein, this Separation Agreement and General Release will supersede all prior oral and written agreements, arrangements and understandings relating to the terms and conditions of Employee's employment and termination of such;

            THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

            1. Termination Date. This Separation Agreement and General Release will become effective upon the earlier to occur of (i) the date when Employee ceases to become President and Chief Executive Officer of the Company or (ii) commencement of a voluntary Chapter 11 case by the Company (the "Filing Date"). On the Filing Date, Employee hereby relinquishes his position as President and Chief Executive Officer of the Company and each of its subsidiaries. Employee shall remain in the capacity and with the position as Chairman of the Board of Directors of the Company and each subsidiary. On the date the Company's plan of reorganization becomes effective, Employee's employment with the Company shall cease and he shall relinquish the position as Chairman; provided, however, Employee may, at any time after thirty days written notice, relinquish the position as Chairman and accelerate the date his employment will finally terminate (the date Employee's employment terminates shall be referred to herein as the "Separation Date").

            2. Compensation and Benefits. During the period from the date hereof until the Separation Date, Company shall pay Employee the salary and benefits, and reimburse business expenses, all as set forth in the Agreement. In addition, The Company shall continue to provide Employee with administrative support and office facilities consistent with past practice. The parties agree that the execution of this Agreement by the Company constitutes a termination of Employee's employment under Section 10(e) of the Agreement, notwithstanding the fact that Employee will continue as an employee of the Company until the Separation Date. Accordingly, on or before the

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Separation Date, the Company may not take the position that Employee's employment has not been terminated or that it has been terminated under any other provision of the Agreement. Section 10(e) of the Agreement provides that upon termination, Employee shall receive a "Severance Amount" of $1,750,000. Pursuant to Section 5(c) of the Agreement, Employee received in 2001 a "Bonus Payment" (as defined therein) equal to $1,750,000 which is to be credited against any amounts which may become owing to Employee under Section 10(e). Accordingly, Employee shall not be entitled to any additional severance or bonus payments.

            In addition, after the Separation Date, Employee shall not participate in the Company's health or dental plans, life or disability insurance plans, 401(k), retirement and/or thrift plan, the Company's cafeteria plan or any other benefit or stock plan sponsored by the Company. Employee may elect health continuation coverage for himself and his covered dependents under the Company's medical plans as required by COBRA, however, Employee will be required to make all COBRA premium payments on behalf of himself and his dependents.

            Employee acknowledges that the amounts received pursuant to the Agreement are adequate consideration for Employee's agreements contained herein and constituted full payment and settlement of any and all amounts and benefits otherwise due, payable or owing to Employee under the Agreement and any other agreements, plans or arrangements providing for payments, benefits or perquisites of any kind, including, but not limited to, those described in the Agreement The amounts paid under the Agreement satisfy all obligations of the Company under any severance plan or other arrangement governed by the Employee Retirement Income Security Act of 1974 or any other state or federal law. Employee shall, however, be entitled to any funds accrued in the Company's 401(k) plan prior to the Separation Date, to the extent and in accordance with the terms of the plan.

            3. Company Property. On or before the Separation Date, Employee agrees to return to the Company all files, memoranda, documents, records, copies of the foregoing, and any other property of the Company or its affiliates in Employee's possession.

            4. No Admission. This Separation Agreement and General Release shall not in any way be construed as an admission by either party of any wrongful conduct whatsoever against any person or party.

            5. No Complaints. Employee represents that he has not filed any complaints or charges against the Company with any local, state or federal agency or Court related to Employee's employment with or separation from the Company, that, other than with respect to a breach of this Separation Agreement and General Release, Employee will not do so at any time hereafter, and that if any such agency or Court assumes jurisdiction of any such complaint or charge against the Company on behalf of Employee, Employee will request such agency or Court to withdraw from the matter.

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            6. Release. Employee, for himself and his family, heirs, executors, administrators, legal representatives, and their respective successors and assigns (collectively, the Employee Related Persons") hereby irrevocably and unconditionally releases the Company and each of the Company's owners, stockholders, successors, assigns, directors, officers, employees, affiliates (collectively "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever pertaining to his employment with or separation from the Company, known or unknown (hereafter referred to as "Claim" or "Claims"), which Employee now has, owns or holds, or claims to have, own or hold, or which Employee at any time hereafter may have, own or hold, or claim to have, own or hold, against each or any of the Releasees. This includes a release of any rights or claims Employee may have under the Age Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act, which prohibits discrimination on the basis of disability; the Employee Retirement Income Security Act of 1974; or any other federal, state or local laws or regulations prohibiting employment discrimination or regarding termination of employment. This also includes a release by Employee of any claims for wrongful discharge or breach of employment contract.

            The Company, for itself and the Releasees, hereby releases and forever discharges Employee and the Employee Related Persons from all rights, claims or demands Company or any of the Releasees may have, arising at any time on or before the date hereof, based on Employee's employment with the Company or any Releasee, or the termination of that employment, Employee's service as an officer of the Company or any of the Releasees or Employee's service as a member of the Board of Directors of the Company or any of the Releasees. The Company hereby agrees for itself and the other Releasees, never, individually or with other persons, to file or commence the filing of, any charges, lawsuits, complaints or proceedings with any governmental agency, or against Employee or any Employee Related Person, with respect to the matters released by the Company and the Releasees hereunder.

            Employee and the Company each expressly waives and relinquishes all rights and benefits afforded by any statute or judicial doctrine to the general effect that,

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor."

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and does so understanding and acknowledging the significance and consequence of such waiver.

            Thus, notwithstanding the provisions of such a statute or judicial doctrine, and for the purpose of implementing a full and complete release and discharge of the releasees, Employee and the Company, each expressly acknowledges that this Separation Agreement and General Release is intended to include in its effect, without limitation (except as provided below), all Claims which he or it does not know or suspect to exist in his or its favor at the time of execution hereof, and that this Separation Agreement and General Release contemplates the extinguishment of any such Claim or Claims, as they may pertain to Employee's employment with or separation from the Company.

            Because of this release, Employee understands that, subject to the exceptions in the following paragraph, he is giving up any right he may have to sue the Company for matters related to his employment with or separation of employment from the Company.

            Nothing contained herein is intended to release either party of his or its obligations under this Separation Agreement and General Release or under the Agreement as it relates to Employee's separation. This release does not include, however, a release of Employee's right, if any, to benefits under the PhyCor Savings and Profit Sharing Plan and any medical, disability, or life insurance benefits under COBRA. Nor does this Separation Agreement and General Release waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act which arise after the date Employee signs this Separation Agreement and General Release.

            7. Prior Agreement. By execution of this Separation Agreement and General Release, the Company and Employee agree that, subject to the exceptions described in the following sentence, the Employment Agreement shall be terminated effective the Separation Date. (A copy of said Employment Agreement is attached hereto as Exhibit A.) The parties expressly agree, however, that the provisions of section 13 of said Agreement, pertaining to non-competition and confidentiality, shall remain in full force and effect after the Separation Date and are incorporated herein by reference. For purposes of the non-compete time period, Employee's termination date shall be the date of execution of this Separation Agreement.

            8. Certain Litigation Matters. The parties recognize that Employee has been named individually in several pending lawsuits against the Company and other individuals, and Employee may be named in additional actions. The Company agrees that it will continue to provide a defense for Employee and will continue to indemnify Employee with respect to any costs, expenses, or losses relating to any present or future actions relating to his role as an executive, officer or director of the Company, its subsidiaries or affiliates to the same extent as allowed under the Company's current

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Bylaws or under current Company policy with respect to claims against executives, officers and directors of the Company. Employee agrees that he will participate in, and cooperate with, such defense without additional compensation from the Company, provided, that the Company will reimburse Employee with respect to any expense incurred by Employee as the result of participating in, and cooperating with, such defense. It is the intent of the parties that this Agreement shall neither limit Employee's indemnification rights from those currently available to Employee nor provide Employee with any additional right to indemnification; provided, however, the Company agrees that during his tenure as a Non-Employee Director, Employee shall be entitled to the same indemnification protections as all other Non-Employee Directors.

            9. Non-Disparagement. Employee agrees that he will not at any time after the date hereof disparage or otherwise make any statement or take any action which could reasonably be expected to injure the business or reputation of the Company or any of its subsidiaries, officers, directors, shareholders or any of their respective affiliates. Company agrees that it will not at any time after the date hereof disparage or otherwise make any statement or take any action which could reasonably be expected to injure the reputation of Employee. The obligations under this Section 9 will not apply to disclosures required by applicable law, regulation or order of a court or governmental agency.

            10. Opportunity for Advice. The Company encourages Employee to consider thoroughly all aspects of this Separation Agreement and General Release and to consult with an attorney chosen by Employee regarding this Separation Agreement and General Release. Employee acknowledges that he has had reasonable opportunity to consider advice from his legal counsel regarding all aspects of this Separation Agreement and General Release, and he has carefully read all of the provisions of this Separation Agreement and General Release and that Employee is voluntarily entering into this Separation Agreement and General Release. Employee further understands that the Company is relying on this and all other representations he has made herein.

            11. No Reliance. Employee represents and acknowledges that in executing this Separation Agreement and General Release, Employee does not rely and has not relied upon any representation or statement made by any of the Releasees or by any of the Releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Separation Agreement and General Release or otherwise.

            12. Binding Effect. This Separation Agreement and General Release shall be binding upon, and inure to the benefit of, the parties hereto, their heirs, administrators, representatives, executors, successors and assigns, and to the benefit of Releasees and each of them, and to their heirs.

            13. Review Period; Revocation. Employee understands that Employee has been given a period of twenty-one (21) days to review and consider this Separation Agreement and General Release before signing it. Employee understands that Employee may use as much of this twenty-one (21) day period as Employee wishes prior

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to signing. Employee may revoke this Separation Agreement and General Release within seven (7) days of Employee's signing it. Revocation can be made by delivering a written notice of revocation to Brandon Dyson, Vice President of Human Resources, PhyCor, Inc., 30 Burton Hills Boulevard, Suite 400, Nashville, Tennessee 37215. For this revocation to be effective, written notice must be received by no later than the close of business on the seventh day after Employee signs this Separation Agreement and General Release. If Employee revokes this Separation Agreement and General Release, it shall not be effective or enforceable and Employee will not receive the benefits described herein.

            14. Press Release. The Company and Employee will, on the Filing Date, issue a mutually agreeable press release setting forth information relating to Employee's separation from the Company as set forth in Exhibit B hereto. Employee acknowledges and agrees that the Company may disclose any information as may be required to satisfy its obligations as a public company or as may be necessary to complete its restructuring.

            15. Miscellaneous:

            (a) This Separation Agreement and General Release is made and entered into in the State of Tennessee, and shall, in all respects, be interpreted, enforced and governed under the laws of said State.

            (b) The language of all parts of this Separation Agreement and General Release shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

            (c) Should any provision of this Separation Agreement and General Release be declared or be determined by any Court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Separation Agreement and General Release.

            (d) As used in this Separation Agreement and General Release, the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

            (e) This Separation Agreement and General Release sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

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            PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT AND GENERAL RELEASE
INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

Executed this 22 day of January, 2002.

Witness: /s/ N. Carolyn Forehand               /s/ Thompson S. Dent
        -------------------------              ---------------------------------
                                               Thompson S. Dent

Executed this 22nd day of January, 2002.


                                               PhyCor, Inc.

                                               By: /s/ Tarpley B. Jones
                                                  ------------------------------

Attest: /s/ N. Carolyn Forehand                Title: EVP & CFO
        ---------------------------                  ---------------------------
               Secretary